Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2021, with respect to the consolidated financial statements included in the Annual Report of Rattler Midstream LP on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statement of Rattler Midstream LP on Form S-8 (File No. 333-231808, effective May 30, 2019).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 25, 2021